Exhibit 1

Schedule 13D

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 6, 2013

RS HOLDING, SGPS, S.A.

By:	/s/ Nuno Rocha dos Santos de Almeida e Vasconcellos
Name:	Nuno Rocha dos Santos de Almeida e Vasconcellos
Title:	Chairman & CEO

By:	/s/ Rafael Mora Funes
Name:	Rafael Mora Funes
Title:	Vice President

ONGOING STRATEGY INVESTMENTS, SGPS, S.A.

By:	/s/ Nuno Rocha dos Santos de Almeida e Vasconcellos
Name:	Nuno Rocha dos Santos de Almeida e Vasconcellos
Title:	Chairman & CEO

By:	/s/ Rafael Mora Funes
Name:	Rafael Mora Funes
Title:	Vice President

INSIGHT STRATEGIC INVESTMENTS, SGPS, S.A.

By:	/s/ Nuno Rocha dos Santos de Almeida e Vasconcellos
Name:	Nuno Rocha dos Santos de Almeida e Vasconcellos
Title:	Chairman & CEO

By:	/s/ Rafael Mora Funes
Name:	Rafael Mora Funes
Title:	Vice President

[Signature Page to Schedule 13D — Exhibit 1]

NIVALIS HOLDINGS BV

By: TMF Netherlands BV, as Sole Managing Director of Nivalis Holding BV

By:	/s/ J.C.W. van Burg
Name:	J.C.W. van Burg
Title:	Managing Director

By:	/s/ R.W. de Koning
Name:	R.W. de Koning
Title:	Managing Director

/s/ Isabel Maria Alves Rocha dos Santos
Isabel Maria Alves Rocha dos Santos

/s/ Nuno Rocha dos Santos de Almeida e Vasconcellos
Nuno Rocha dos Santos de Almeida e Vasconcellos

[Signature Page to Schedule 13D — Exhibit 1]